Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated August 31, 2009 relating to the consolidated financial statements and financial statement schedule of GAIN Capital Holdings, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

New York, New York
August 31, 2009